EXHIBIT 11.1

CINEPLEX ODEON CORPORATION
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
 (Calculated in accordance with Canadian generally accepted
  accounting principles)
 (In U.S. dollars, except number of shares)


                          	3 months ended		3 months ended		9 months ended	 	9 months ended
                           Sept. 30, 1997 	Sept. 30, 1996 	Sept. 30, 1997   Sept. 30, 1996
                           --------------  --------------- ---------------  ---------------
Basic
------
Net loss (B)	         	    	($7,164,000)     ($2,970,000)    ($19,636,000)   ($21,197,000)
                            ============     ============    =============   ==============
Weighted average outstanding
common and	subordinate
restricted voting shares (C)	176,799,000      176,765,000      176,793,000      159,007,000
                            ============      ===========     ============   ===============

Net loss per share (B/C)	      	 ($0.04) 		       ($0.02)       		($0.11)	     	($0.13)
                            ============      ===========     ============   ===============

Fully Diluted
-------------

Net loss		                   ($7,164,000)     ($2,970,000)   ($19,636,000)    ($21,197,000)

Imputed interest on
stock options converted
at beginning of year
(net of income tax of nil)	           0 	(1)         	0 	(1)	        0 	(1)        	0 	(1)
                            -------------     ------------   -------------    -------------
Adjusted net loss (E)	      ($7,164,000)      ($2,970,000)    ($19,636,000)    ($21,197,000)
                            =============     ============   ==============   ==============
Weighted average
outstanding shares
- after all conversions (F)		176,799,000	(2)  176,765,000	(2)  176,793,000	(2)  	159,007,000 	(2)
	                           ============     =============    ============    ==============
Net loss per share (E/F)	      	 ($0.04)	        	($0.02)       		($0.11)       		($0.13)
                            ============     =============    ============    ==============

(1) Imputed interest calculations would be anti-dilutive and therefore have been excluded in calculations.

(2) Inclusion of conversions would be anti-dilutive and therefore are excluded in calculations. Weighted average outstanding shares after all conversions would be 191,254,000 for the 3 months ended September 30, 1997, 183,362,000 for the 3 months ending September 30, 1996, 191,265,000 for the 9 months ending Septmber 30, 1997 and 166,082,000 for the 9 months ending September 30, 1996.